SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  July 20, 1999
                Date of Report (Date of earliest event reported)


                                ORTHODONTIX, INC.
             (Exact name of Registrant as specified in its charter)


             Florida                   000-27836                65-0643773
             -------                   ---------                ----------
(State or other jurisdiction of       (Commission             (IRS Employer
incorporation or organization)        File Number)           Identification No.)


           2222 Ponce de Leon Blvd., 3rd Floor, Coral Gables, FL 33134
           -----------------------------------------------------------
           (Address of Principal Executive Offices)         (Zip Code)


                                 (305) 446-8661
                                 --------------
              (Registrant's telephone number, including area code)


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.           Acquisition or Disposition of Assets

         As of July 20, 1999, Orthodontix, Inc. (the "Company") sold to two of its affiliated practices accounts receivable, fixed assets and certain other assets relating to the respective practices. In connection with the sale of assets, the Company received $325,230.26 in cash, a note payable to the Company in December 1999 in the principal amount of $15,000, and 189,177 shares of the Company's common stock. As a result of the sale of these assets, the Company terminated its affiliation with these two orthodontic practices.

Item 5.           Other Events

         As of July 20, 1999, the Company has consummated the sale of practice assets to and has terminated its affiliation with nine orthodontic practices and is engaged in discussions with the remaining 17 affiliated practices regarding their affiliation with the Company. As a result of these discussions, to the extent the Company consummates the sales of the practice assets, the Company will discontinue its orthodontic practice management operations. There can be no assurances that the sale of the practice assets will be consummated on terms favorable to the Company, if at all.

         This report certain forward looking statements, including statements concerning future operations of the Company. Other risks and uncertainties are detailed in the Company's most recent Annual Report on Form 10-KSB and other filings with the Securities and Exchange Commission.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ORTHODONTIX, INC.
                                         (Registrant)


Dated: July 20, 1999                     By:  /s/ F.W. Mort Guilford
                                              ----------------------------------
                                                 F.W. Mort Guilford, President